UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2008

MEADOW VALLEY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-25428	88-0328443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4602 East Thomas Road, Phoenix, Arizona 85018

(Address of Principal Executive Offices) (Zip Code)
(602) 437-5400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 31, 2008, Meadow Valley Corporation (the “Company”), entered into an amendment to its Employment Agreements (the “Amended Agreements”) with each of Bradley E. Larson, its President and Chief Executive Officer, Kenneth D. Nelson, its Vice President and Chief Administrative Officer, and David D. Doty, its Chief Financial Officer. The Amended Agreements amend each of the following: (i) Employment Agreement by and between the Company, Meadow Valley Contractors, Inc. (“MVCI”) and Mr. Larson, dated November 30, 2007; (ii) Employment Agreement by and between the Company, MVCI and Mr. Nelson, dated November 30, 2007; and (iii) Employment Agreement by and between the Company and Mr. Doty, dated November 1, 2006. The Amended Agreements were entered into to (i) comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations and other official guidance promulgated thereunder; (ii) provide for separation pay under the Amended Agreements to be paid as a single lump sum; and (iii) include the 409A definition of disability in Section 11 of Messrs. Larson’s and Nelson’s agreements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 5, 2009

MEADOW VALLEY CORPORATION
By:	/s/ David D. Doty
David D. Doty
Chief Financial Officer

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